   As filed with the Securities and Exchange Commission on September 11, 1997
                                                        Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        _______________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933

                                HUB GROUP, INC.
             (Exact name of registrant as specified in its charter)
                        _______________________________

        Delaware                                       36-4007085
(State of Incorporation)                 (I.R.S. Employer Identification Number)

                      377 East Butterfield Road, Suite 700
                            Lombard, Illinois  60148
                                 (630) 271-3600
  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                               William L. Crowder
                      377 East Butterfield Road, Suite 700
                            Lombard, Illinois 60148
                                 (630) 271-3600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
          Philip J. Niehoff                       Stephen A. Riddick
         Mayer, Brown & Platt                   Piper & Marbury L.L.P.
       190 South LaSalle Street                36 South Charles Street
       Chicago, Illinois  60603               Baltimore, Maryland 21201

     Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [_]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [X] 333-33557
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.[_]

                        CALCULATION OF REGISTRATION FEE

====================================================================================================================
                                                               Proposed maximum     Proposed maximum     Amount of
        Title of each class of                 Amount           offering price          aggregate       registration
      securities to be registered        to be registered(1)     per share(2)       offering price(2)       fee
--------------------------------------------------------------------------------------------------------------------
Class A Common Stock ($.01 par value)      172,500 shares          $33.44              $5,768,400        $1,748.00
====================================================================================================================

(1) Includes 22,500 shares of Class A Common Stock issuable pursuant to an option granted by the Company to the underwriters solely for the purposes of covering over-allotments.
(2) Estimated solely for purposes of determining the registration fee, based on the average of the high and low sales prices on the Nasdaq National Market on September 10, 1997.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                                EXPLANATORY NOTE

     This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The contents of the Registration Statement on Form S-3 (File No. 333-33557) filed by Hub Group, Inc. with the Securities and Exchange Commission (the "Commission") on August 13, 1997, which was declared effective by the Commission on September 11, 1997, is incorporated herein by reference.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lombard and State of Illinois on the 11th day of September, 1997.

                                      HUB GROUP, INC.


                                      By /s/ David P. Yeager
                                         ---------------------------------------
                                         David P. Yeager
                                         Chief Executive Officer and
                                           Vice Chairman of the Board


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Phillip C. Yeager, David P. Yeager and William L. Crowder and each of them, the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on the 11th day of September, 1997.

           Signature                                Title

/s/ David P. Yeager               Vice Chairman of the Board and
-------------------------------   Chief Executive Officer
      David P. Yeager


/s/ William L. Crowder            Vice President-Finance,
-------------------------------   Chief Financial Officer and Treasurer
      William L. Crowder


/s/ Phillip C. Yeager             Chairman of the Board and Director
-------------------------------
      Phillip C. Yeager

/s/ Thomas L. Hardin                       President, Chief Operating Officer
--------------------------------------     and Director
       Thomas L. Hardin


/s/ Gary D. Eppen                          Director
--------------------------------------
       Gary D. Eppen

                                           Director
--------------------------------------
       Charles R. Reaves


/s/ Martin P. Slark                        Director
--------------------------------------
       Martin P. Slark

                                 Exhibit Index


      5.1  Opinion of Mayer, Brown & Platt

     23.1  Consent of Mayer, Brown & Platt (contained in opinion filed as
           Exhibit 5.1)

     23.2  Consent of Arthur Andersen LLP

     24.1  Power of Attorney (contained on signature page)